Exhibit 10.27

GROSS LEASE AGREEMENT

THIS GROSS LEASE AGREEMENT (“Lease”) is made this 22nd day of November 2010, by and between MASS TRANSIT PROPERTIES, LLC, a California limited liability company (“Landlord”), and JOE’S JEANS INC., a Delaware corporation (“Tenant”).

BASIC TERMS

Notice Address for Tenant:	Joe’s Jeans Inc.
2340 S. Eastern Ave.
Commerce, California 90040
Attention: Lori Nembirkow
Facsimile: 323-837-3791

Notice Address for Landlord	Mass Transit Properties,
& Send Payments To:	LLC 2555 E. Olympic Blvd.
Los Angeles, California 90023
Attention: Ron Massman
Facsimile: 323-526-2252

Premises:	That 89,230 square foot portion of a larger 165,480 square foot Building situated on +/- 5.98 acres of industrial zoned land, as shown on Exhibit “A” attached hereto.

Building:	The building located at 2340 S. Eastern Avenue, Commerce, California 90040.

Project:	The Building and the land more particularly described on Exhibit “B” attached hereto.

Commencement Date:	January 1, 2011

Term:	Beginning on the Commencement Date and expiring on December 31, 2013.

Gross Monthly Rent:	$42,153.50.

Security Deposit:	$114,153.50, to be returned in accordance with Section 6.

Exhibits:	Exhibit “A” - Site Plan showing Premises
Exhibit “B” — Project
Exhibit “C” — Market Rate

1.             Existing Agreement.  Dependable Distribution & Warehouse, Inc., a California corporation, an affiliate of Landlord, and Tenant, entered into that certain agreement captioned “WAREHOUSING AND DISTRIBUTION AGREEMENT” dated effective January 8, 2010 (the “Existing Agreement”).  As of the date Tenant takes possession of the their portion of the Premises, the Existing Agreement shall terminate and be of no further force or effect and this Lease shall control.  In the event of any conflict between the terms and provisions of this Lease and the terms and provisions of the Existing Agreement, this Lease shall prevail.

2.             Granting Clause; Common Area. Landlord hereby leases to Tenant and grants Tenant quiet possession of, and Tenant hereby leases from Landlord, the Premises on the terms, covenants and conditions set forth herein.  Tenant and its agents, employees, contractors, subtenants, assigns and invitees shall have the nonexclusive right with others designated by Landlord to the free use of the common areas (for their intended and normal purposes) of the Building and the Project for so long as Tenant is renting space within the Project (collectively “Common Area”).  The rights hereunder include, without limitation, the right to use sidewalks, driveways, open spaces and other similar public areas and access ways and ready access to the Premises and the Building through the lobby, entranceways, stairwells and hallways. Landlord may change the Common Area provided that the changes do not materially or unreasonably interfere with Tenant’s access to, use of and/or parking at the Premises or Project.  Tenant shall not be responsible for any “pass through” or other Common Area expenses whatsoever, except as expressly provided herein.  Tenant shall have the right to confirm the rentable square feet of the Premises within thirty (30) days after the date hereof.

3.             Use.  The Premises may be used for any lawful purposes, including, without limitation, for office purposes and/or for the purpose of receiving, storing and shipping products, materials and merchandise.  Landlord represents and warrants that the current zoning laws, ordinance, codes and regulations (collectively, “Laws”) applicable to the Premises allow the Premises to be used for general office use, for the purpose of receiving, storing and shipping products, materials and merchandise and related lawful activities.  Tenant shall have the non-exclusive right to use the rooftop parking structure with a maximum of 290 dedicated parking spots and the exclusive right to use the parking area at the front and on the side of the Premises. Tenant shall conduct its business in accordance with applicable Laws and so as not to create any nuisance or waste on the Premises.  Notwithstanding anything to the contrary, Landlord shall not execute, consent to or otherwise permit the execution of any document creating, amending, modifying or supplementing any document that has a material adverse effect on Tenant’s access to, use of and/or parking at the Premises or Project, unless Landlord has first obtained Tenant’s prior written consent (not to be unreasonably withheld, delayed or conditioned).

4.             Term.  This Lease shall commence as of the Commencement Date and shall expire on December 31, 2013 (the “Termination Date”).  It is understood that Tenant has been occupying a portion of the Premise prior to the date hereof pursuant to the Existing Agreement and has accepted the Premises, subject to the terms and conditions set forth herein.

5.             Extension Option.  Provided that Tenant is not in default of the initial lease, Landlord hereby grants to Tenant one (1) option to extend the Term (“Extension Option”) upon the same terms, covenants and conditions of this Lease (except for rent), for a period of three (3) years upon the expiration of then existing Term.  For the Extension Option, the gross monthly rent shall be the market rate.  “Market Rate shall be calculated in accordance with Exhibit C, attached hereto.  If Tenant elects to exercise the Extension Option, Tenant shall notify Landlord at least one hundred eighty (180) days prior to the expiration of the Term.  Upon exercising the Extension Option, the term “Term” shall mean and include the initial Term, plus the extended term as provided herein.

6.             Rent; Security Deposit

6.1           Rent.  Tenant shall pay to Landlord the Gross Monthly Rent in the amount set forth above, in advance, without demand, on or before the first day of each calendar month succeeding the Commencement Date. Payments of Gross Monthly Rent for any partial calendar month shall be prorated on a per diem basis.  Any and all payments due under the Existing Agreement shall be prorated on a per diem basis as of the Commencement Date, with any overpayments to be refunded to Tenant or credited against Tenant’s obligation to pay Gross Monthly Rent.  All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith.  If Tenant is delinquent in any monthly installment of Gross Monthly Rent or other payment required hereunder for more than seven (7) business days after Tenant’s receipt of written notice thereof, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum.  The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.  The parties hereto expressly acknowledge and agree that this Lease is a true gross lease and that Tenant’s only monetary recurring obligation hereunder is to pay the Gross Monthly Rent, as well as the costs set forth in Section 7 below.

6.2           Security Deposit. Tenant shall deposit with Landlord on the Commencement Date the Security Deposit as security for Tenant’s faithful performance of its obligations under this Lease.  Landlord shall not be required to keep the Security Deposit separate from its general accounts. Within 30 days after the expiration or termination of each year of this Lease during the initial Term, Landlord shall return a portion of the Security Deposit in the amount of $24,000.00 to Tenant and on the Termination Date, Landlord shall return $66,153.50 to Tenant. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Landlord under this Lease.  No Security Deposit shall be required at any time during the Extension Option.

In the event this Lease is terminated prior to the Termination Date, then Landlord shall return to Tenant an amount equal to $42,153.50 plus $2,000.00 per month for the number of months Tenant was in possession of the Premises under this Lease less any amount of Security Deposit previously returned to Tenant above at the end of each year of this Lease (if any).

7.             Maintenance; Surrender.  Landlord shall, at its sole cost and expense, maintain, repair, replace and keep all aspects of the Premises, the Building, the Common Area and all other portions of the Project in good, clean and sanitary condition (including, without limitation, all structural components, the roof, heating, ventilation and air conditioning (“HVAC”) systems, plumbing, building systems, mechanical systems, electrical components, lighting fixtures, windows, doors, casements, walls, parking areas, etc.); provided, however, Tenant shall be responsible, at its sole cost and expense, for maintaining, repairing and replacing (a) any damage caused by the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, subtenants, assignees or invitees, and (b) the HVAC unit serving Tenant’s certain office areas and server room in the Premises.  Landlord shall promptly repair any item for which it is responsible hereunder upon receipt of notice thereof.  In the event Landlord fails to make such required repair within a reasonable period of time after receipt of notice thereof, Tenant shall have the right to make the necessary repair and deduct the actual, reasonable costs thereof from the next installment of Gross Monthly Rent then due.  Upon the expiration or earlier termination of this Lease, Tenant shall deliver the Premises “broom clean” to Landlord in substantially the same or better condition as received by Tenant, except for and subject to (i) ordinary wear and tear, (ii) Landlord’s maintenance obligations as set forth herein, (iii) condemnation, and (iv) any damage arising from any acts of Landlord or its agents, employees, contractors, subtenants, assignees or invitees.  Tenant, at Tenant’s sole cost and expense shall be responsible for graffiti removal or etched or broken windows.

8.             Compliance with Laws.  Landlord shall maintain, at Landlord’s sole cost and expense, the Premises, Building, Common Area and all other areas of the Project in compliance with all current Laws; provided, however, Tenant shall be responsible, at its sole cost and expense, for complying with all applicable Laws relating to Tenant’s specific and unique use of the Premises and/or related to any alterations made by or for Tenant in or to the Premises.

9.             Hazardous Materials.  Landlord represents and warrants to Tenant that as of the Commencement Date, there were no Hazardous Materials (as defined below) on, about, under or in the Project in violation of any applicable Laws.  As used herein, “Hazardous Materials” means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as

amended, or any other Laws, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls, radon gas, urea formaldehyde, asbestos or lead.  Landlord shall indemnify, defend and hold Tenant harmless from and against any and all costs, expenses, liabilities, fees (including, without limitation, attorneys’ fees), charges and actions (collectively, “Claims”) arising out of or due to (a) Landlord’s breach of the foregoing representation, and (b) any Hazardous Materials (i) present on, about, under or in the Premises or the Project prior to Lessee taking possession of the Premises, and (ii) any release of Hazardous Materials by Landlord, its agents, employees, contractors, subtenants, assignees or invitees.

Except for Hazardous Material contained in products used by Tenant in its ordinary course of business and/or for ordinary cleaning and office purposes, Tenant shall not and shall not permit its agents, employees, contractors, subtenants, assignees or invitees bring any Hazardous Materials upon the Premises or to transport, store, use, generate, manufacture or release any Hazardous Materials in or about the Project without Landlord’s prior written consent.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims arising out of or due to (A)Tenant’s breach of the foregoing covenant, and (B) any release of Hazardous Materials by Tenant, its agents, employees, contractors, subtenants, assignees or invitees.  The obligations of Landlord and Tenant under this Section shall survive any termination of this Lease

10.           Janitorial and Utilities.  Tenant shall provide and pay the cost of any and all janitorial services with respect to the Premises that Tenant occupies during the Term.  Landlord shall provide and pay for any and all utilities sufficient for Tenant’s business operation to be conducted from the Premises throughout the Term, including, without limitation, providing electricity, water, sewer and HVAC; provided, however, Tenant shall pay within thirty (30) days after its receipt of an invoice and reasonable supporting documentation, the actual costs of Tenant’s electricity and trash removal (and if not separately metered, Tenant shall pay its equitable portion of such services).  In the event there is a utility interruption that (a) is caused by Landlord or any of Landlord’s agents, employees, contractors, subtenants, assignees or invitee, (b) has an adverse impact on Tenant’s use of the Premises, and (c) persists for two (2) consecutive days, then, in the event of (a), (b) and (c), the Gross Monthly Rent shall equitably abate thereafter for such time as Tenant’s use of the Premises is adversely impacted.  Landlord shall use commercially reasonable efforts to (i) schedule any foreseeable utility interruptions during evenings and weekends, and (ii) provide advance written notice to Tenant of any foreseeable utility interruptions.

11.           Taxes.  Landlord shall timely pay, at its sole cost and expense, any and all taxes and assessments levied or imposed on the Premises, the Building and/or the Project, provided that Tenant shall timely pay, at its sole cost and expense, any and all taxes levied or imposed upon Tenant’s personal property at the Premises.

12.           Insurance.  Landlord shall, at its sole cost and expense, procure and maintain in full force and effect during the Term (a) commercial general liability insurance with a combined single limit for bodily injury and property damages of not less than Two Million and No/100 Dollar ($2,000,000.00) per occurrence and Three Million and No/100 Dollars ($3,000,000) in the annual aggregate for personal injuries or deaths occurring in or about the Project, (b) insurance against damage and destruction by fire, hail, windstorm, vandalism, explosion, and other perils, including without limitation, earthquake coverage, in the amount of the full replacement value of the Building and the Project, as the value may exist from time to time, and (c) such other policies that a reasonably prudent owner of comparable properties within the vicinity of the Project would carry.

Tenant shall, at its sole cost and expense, procure and maintain in full force and effect during the Term commercial general liability insurance with a combined single limit for bodily injury and property damages of not less than Two Million and No/100 Dollar ($2,000,000.00) per occurrence and Three Million and No/100 Dollars ($3,000,000) in the annual aggregate for personal injuries or deaths occurring in or about the Project.

Each party shall keep its personal property and trade fixtures insured.  All such insurance policies carried by Tenant and Landlord shall be with companies having a rating of not less than A VIII in Best’s Insurance Guide.  The insurance coverages set forth herein may be carried through a blanket or umbrella policy.  Each party shall furnish to the other, upon request, certificates or evidence of coverage.  No such policy shall be cancelable or subject to reduction of coverage or other modification, except with the insurer endeavoring to provide thirty (30) days’ prior written notice to the other party.  All such policies shall be endorsed to agree that with respect to the Common Area and other portions of the Project outside the Premises, Landlord’s policy is primary and that any insurance covered by Tenant is excess and not contributing with any Landlord insurance requirement hereunder.

Landlord and Tenant each agree to have their respective insurers waive any rights of subrogation that such companies may have against the other party.  Tenant hereby waives any right that Tenant may have against Landlord and Landlord hereby waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insurable under such policies.

13.           Indemnity.  Except for the negligence or willful misconduct of Landlord or its agents, employees, contractors, subtenants, assignees or invitees, Tenant indemnifies, defends, and holds Landlord harmless from any and all Claims occurring in or about the Premises, the Building or the Project that are caused by the negligence or willful misconduct of Tenant or its agents, employees, contractors, subtenants, assignees or invitees.  Except for the negligence or willful misconduct of Tenant or its agents, employees, contractors, subtenants, assignees or invitees, Landlord indemnifies, defends, and holds Tenant harmless from any and all Claims occurring in or about the Premises, the Building or the Project that are caused by the negligence or willful misconduct of Landlord or its agents, employees, contractors, subtenants, assignees or invitees.

14.           Alterations.  Tenant shall make no alterations, changes or additions in or to the Premises (collectively, “Alterations”) without Landlord’s prior consent, not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Tenant shall have the right, with Landlord’s consent, to (a) install a satellite dish upon the roof of the Building, provided that Tenant provides advance written notice thereof to Landlord (and if requested by Landlord, allows Landlord’s roofing contractor to be present), and (b) make any Alterations to the Premises (“Cosmetic Alterations”) that (i) are to the interior of the Premises, (ii) are decorative in nature (such as paint, carpet or other wall or floor finishes, movable partitions, mounting televisions to walls and such other similar work), (iii) do not affect the building systems, structure or roof, (iv) is not structural in nature, and (v) are made in compliance with all applicable Laws.  Tenant shall use commercially reasonable efforts to notify Landlord of the work commencement date of any Cosmetic Alterations at least seven (7) days prior to the commencement of such work. Any Cosmetic Alterations which do not comply with any of the foregoing requirements shall require the approval of Landlord prior to being undertaken by Tenant.  If permitted Alterations are made, they shall be made at Tenant’s sole cost and expense and shall become the property of Landlord, except that Landlord may by written notice (given at the time Landlord consents to any Alterations or in response to Tenant’s request as to whether or not certain Alterations must be removed) require Tenant to remove the Alterations at the end of the Term and repair any damages to the Premises caused by such removal.

15.           Assignment.  Provided that Tenant is not in default beyond any applicable notice and cure period, Tenant shall have the right to sublease the whole or any part of the Premises.  Any sublease shall be subject to all of the terms, covenants and conditions of this Lease and Tenant shall remain primarily liable for the payment of all sums hereunder and the performance of the terms, covenants and conditions of this Lease.  All profit from said sublease shall accrue solely to the benefit of Landlord.  In addition, the Extension Option shall be personal to Tenant and shall not be assignable to a subtenant in the event of a sublease.

Tenant shall have the right to assign this Lease without the consent of Landlord in connection with (i) a merger, consolidation or reorganization of Tenant, (ii) a sale of all or substantially all of the capital stock of, or equity interest in, Tenant, or (iii) a sale of all or a substantial portion of the assets of Tenant, or the stock of Tenant, or (iv) any assignment or subletting involving an affiliate of Lessee.  Any assignment of this Lease as a result of the occurrence of (i)-(iv) shall include the Extension Option. For the purposes of this Lease, the term “Affiliate” shall mean Tenant’s parent or any division, subsidiary or affiliate of Tenant or Tenant’s parent, or any other entity controlling, controlled by, or under common control or ownership with Tenant, Tenant’s parent or any successor to any of the aforesaid.

16.           Casualty.  In the event of any damage or destruction to any Relevant Space (as defined below) that is covered by insurance or required to be covered by insurance set forth herein and that can be substantially repaired and restored within two hundred ninety (290) days from the date of the damage (as reasonably determined by Landlord’s contractor and Tenant), Landlord shall promptly and diligently repair and restore the Project to substantially the same condition as existed before the damage within said two hundred ninety (290) day period.  “Relevant Space” means the Premises, access to the Premises, any party of the Building or Project that serves the Premises or any parking spaces utilized by Tenant.  If the Relevant Space cannot be repaired and restored within the two hundred ninety (290) day period, then Tenant may cancel this Lease by giving written notice to Landlord.  The Gross Monthly Rent shall equitably abate to the extent of Tenant’s interference with its use of, business from, access to and/or parking at Premises from the date of such occurrence until the date that is three (3) business days after the Relevant Space is restored.  Notwithstanding the foregoing, either party may terminate this Lease by written notice thereof to the other if there is material damage to the Relevant Space during the last twelve (12) months of the Term, provided that (a) any such notice is given within twenty (20) days after the date of such casualty, and (b) Tenant shall have the right to nullify Landlord’s termination by exercising the Extension Option.

17.           Condemnation.  If pursuant to the exercise of the right of condemnation or eminent domain (a) the Premises, Building or Project are taken or conveyed under threat of the exercising of such right, (b) only a portion of the Premises, Building or Project is so taken or conveyed and Tenant reasonably determines that the remainder of the Premises, Building or Project is inadequate or unsatisfactory for its purpose, or (c) Tenant’s access to the Premises, Building or Project is reduced by such taking or conveyance and Tenant reasonably determines that its access to the Premises, Building or Project is inadequate or unsatisfactory for its purposes, then in the event of (a), (b) or (c) above, Tenant shall have the right to terminate this Lease upon thirty (30) days’ notice to be given within twenty (20) days after the date of such taking.  The termination of this Lease as provided above shall not operate to deprive Tenant of the right, and Landlord expressly grants to Tenant the right, to make a claim for an award in condemnation, for loss of business goodwill, relocation expenses, Tenant’s leasehold interest and/or lease bonus value or leasehold advantage, loss or damage to fixtures and improvements made by Tenant to the Premises or any other claims that Tenant is permitted under applicable Laws to make or elects to make.  If this Lease is not terminated as provided herein, the Monthly Gross Rent shall equitably abate to the extent of Tenant’s interference with its use of, business from, access to and/or parking at Premises from the date of such taking.

18.           Default.

18.1.        Tenant Default.  Tenant shall not be in default hereunder unless and until: (a) Tenant fails or refuses to pay Monthly Gross Rent or any other amount to be paid by Tenant to Landlord hereunder within seven (7) business days after written notice that the same is due or payable hereunder, and/or (b) except as set forth in item (a) above, Tenant fails to perform or observe any other covenant or condition of this Lease within thirty (30) days following written notice to Tenant of such failure, provided that if the nature of such default reasonably requires more than thirty (30) days, Tenant shall not be in default hereunder if Tenant has promptly commenced such cure and is diligently pursuing the same.

18.2.        Landlord Default.  Landlord shall not be in default hereunder unless and until Landlord fails to perform or observe any covenant or condition of this Lease to be performed by Landlord within thirty (30) days following written notice to Landlord of such failure, provided that (a) if the nature of such default reasonably requires more than thirty (30) days, Landlord shall not be in default hereunder if Landlord has promptly commenced such cure and is diligently pursuing the same, and (b) if the nature of such default poses an imminent danger to persons or property, then such period of time shall be a reasonable period of time in light of the circumstances.

19.           Remedies; Interest Rate.  In the event of any default beyond any applicable notice and cure period, Landlord and Tenant shall be entitled to any and all remedies at law or in equity; provided, however each party hereto waives all rights to seek special or consequential damages or punitive damages against the other arising out of this Lease or the use of the Premises.  If any sums payable under this Lease due from one party to the other shall not be received within seven (7) business days following written notice that such amount is outstanding, then the late paying party shall pay to the other party interest on such overdue amount from the date the overdue amount is payable until paid.  Acceptance of such interest shall in no event constitute a waiver of a party’s default with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.  The amount of interest payable under this Lease shall be the lesser of eight percent (8%) per annum or the maximum legal rate of interest allowed by law.

20.           Choice of Law.  This Lease shall be construed and enforced in accordance with the internal laws of the State of California (without regard to conflicts of law).  The parties hereby irrevocably waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Lease.

21.           Transfer of Landlord’s Interest. Landlord may transfer and assign its rights and obligations with respect to the Project.  If the Project or the Building are sold or transferred, Landlord’s obligations and liabilities under this Lease which accrue after the transfer will be the sole responsibility of the new owner, provided that such transferee has assumed the obligations of Landlord hereunder in writing.

22.           Right of First Offer for Additional Space.  Landlord hereby grants to Tenant the right of first offer with respect to any space in the Building (the “First Offer Space”).  Such right of first offer of Tenant shall commence only following the expiration or earlier termination of any existing lease of the First Offer Space and after the First Offer Space is actually vacated and is available for lease.

22.1.        Procedure for Offer.  Landlord shall notify Tenant (the “First Offer Notice”) when the First Offer Space becomes available for lease to third parties.  Pursuant to the First Offer Notice, Landlord shall specify the economic terms and conditions upon which Landlord is willing to lease the First Offer Space to Tenant.  If Tenant wishes to exercise Tenant’s right of first offer with respect to the First Offer Space, then within ten (10) business days after Tenant’s receipt of the First Offer Notice, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the First Offer Space.  If Tenant does not so notify Landlord within such ten (10) business day period, then Landlord shall be free to lease the First Offer Space to anyone to whom Landlord desires on terms no more favorable than those set forth in the First Offer Notice.

22.2.        Amendment to Lease.  If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within fifteen (15) business days thereafter, execute an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section.  Tenant shall commence payment of rent for the First Offer Space, and the term of the First Offer Space shall commence upon, the date of delivery of the First Offer Space to Tenant and terminate on the Termination Date, except as otherwise provided in the amendment.

23.           SNDA.  Landlord shall provide Tenant an Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) executed by the beneficiary under any deed of trust, mortgage or ground lessor encumbering the Project within thirty (30) days after (a) Tenant’s written request for the same, and/or (b) Landlord encumbers the Project and/or the Building with any mortgage, deed of trust and/or ground lease.

24.           Estoppel Certificates.  Either party shall, within twenty (20) days after receiving written request from the other party, execute and deliver a commercially reasonable estoppel statement.

25.           Access.  Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time upon reasonable advance written notice to Tenant to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease, provided that such access is (a) coordinated to minimize any disturbance to Tenant’s operations, and (b) there is no material, adverse impact to Tenant’s use of the Premises.  Tenant shall have access to the Premises on a 24/7 basis.

26.           Holdover.  Should Tenant remain in possession of the Premises after the expiration of the Term, as the same may be extended, Tenant shall be deemed to be occupying the Premises as a month-to-month tenant, at a monthly rental equal to one hundred twenty five (125%) percent of the rent payable during the last month of the Term for the first six months following the expiration of the Term.  Thereafter, Tenant shall be deemed to be occupying the Premises as a month-to-month tenant, at a monthly rental equal to one fifty hundred (150%) percent of the rent payable during the last month of the Term following the expiration of the Term.  .

27.           Signs.  Tenant shall have the right to install signage in or on the Building and at the Project, provided that Tenant (a) obtains Landlord’s prior written consent to such signage (not to be unreasonably withheld, conditioned or delayed), and (b) installs such signage in compliance with any and all local or state applicable Laws.

28.           Rules and Regulations.  Tenant shall comply with any and all reasonable, non-discriminatory rules and regulations for the Project, provided the same do not materially increase Tenant’s obligations or materially decrease Tenant’s rights hereunder.

29.           Broker’s Commission.  Landlord shall pay to The Klabin Company a leasing commission in the amount of 4.745% of the annual gross rent to be paid during the initial Term of this Lease.  Commission shall be paid upon the full execution of the lease.

30.           Waiver of Landlord’s Lien.  Landlord hereby expressly waives any lien, right of distrait or related or similar rights now or hereafter granted to Landlord by statute, or otherwise, with respect to Tenant’s personal property, trade fixtures, inventory, or stock-in-trade in or on the Premises for non-payment of rent, default by Tenant, or any other reason whatsoever; to the extent a waiver of any lien is unenforceable, Landlord hereby subordinates such lien to the lien of any holder of indebtedness of Tenant.

31.           Miscellaneous.

31.1.        Authority.  Each party warrants that it is authorized to enter into this Lease and that the person signing on its behalf is duly authorized to execute this Lease.

31.2.        Brokers.  Tenant and Landlord represent and warrant to each other that it has only dealt with The Klabin Company in connection with this transaction and Tenant and Landlord agree to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with said party with regard to this leasing transaction (except as set forth in Section 29 above).  This provision shall survive the expiration or earlier termination of this Lease.

31.3.        Confidentiality.  Landlord and Tenant will maintain all Confidential Information (as defined below) in confidence and will not disclose such information to any other party without written consent.  “Confidential Information” includes the terms of the Lease and any and all information whether in oral, written or other form, which is communicated by Tenant to Landlord related to Tenant’s proposed use of the Premises (regardless of whether such information is labeled as confidential). Confidential Information may be released to the parties’ employees, partners, consultants and lenders who have a reasonable need for such Confidential Information, provided that such individuals agreed to maintain the confidential nature of the information.  This provision shall survive the expiration or earlier termination of this Lease.

31.4.        Notices.  Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either (a) by United States registered or certified mail, return receipt requested, postage prepaid, or (b) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as set forth in the Basic Terms section of this Lease (subject to the right of a party to designate a different address for itself by notice similarly given at least five (5) days in advance).  Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be.  Any such notice not so given shall be deemed given upon actual receipt of the same by the party to whom the same is to be given.  Notices may be given by facsimile transmission and/or as an electronic PDF file sent via email and shall be deemed given upon the actual receipt of the same by the individual to which they are addressed, and shall be promptly followed by a hard copy notice by mail as provided above.

31.5.        Time of the Essence.  Time is of the essence with respect to this Lease.

31.6.        Severability.  If any term or provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected thereby.

31.7.        Construction.  The exhibits attached hereto are hereby incorporated herein as if fully set forth in this Lease.  This Lease contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.  Words used in the singular shall include the plural, and vice versa.  The captions and headings of the Sections of this Lease are for convenience only.  Each party acknowledges and agrees that this Lease is the product of negotiations between the parties and shall not be deemed prepared or drafted by any one party.  This Lease may be amended only by a written agreement executed by all parties.  In no event shall any draft of this Lease create any obligations or liabilities, it being intended that only a fully executed and delivered copy of this Lease will bind the parties hereto.

31.8.        No Waiver.  Any party may waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such party.  No such waiver shall reduce the rights or remedies of a party by reason of any breach by the other party hereunder.  No failure or delay by one party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default of this Lease or shall prevent the exercise of any right by such party.

31.9.        Successors.  This Lease is binding upon and inures to the benefit of the parties’ respective successors.

31.10.      Counterparts.  This Lease may be executed in one or more counterparts (by original, facsimile or electronic signatures), each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

[END OF TEXT; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

MASS TRANSIT PROPERTIES, LLC,
a California limited liability company

By:	/s/ Steve Willis
Name:	Steve Willis
Its:	Director of Warehouse Services

Date:	November 22, 2010

TENANT:

JOE’S JEANS INC.,
a Delaware corporation

By:	/s/ Marc B. Crossman
Name:	Marc B. Crossman
Its:	President & CEO

Date:	November 22, 2010

JOE’S JEANS INC.,
a Delaware corporation

By:	/s/ Lori Nembirkow
Name:	Lori Nembirkow
Its:	Secretary

Date:	November 22, 2010

EXHIBIT “A”

SITE PLAN

[SEE DESCRIPTION]

EXHIBIT “B”

DESCRIPTION OF THE PROJECT

PARCEL 1:

THAT CERTAIN REAL PROPERTY, IN THE CITY OF COMMERCE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, CONSISTING OF PORTIONS OF LOTS 62 AND 63 IN THE RANCHO LAGUNA, AS SHOWN ON MAP FILED AS EXHIBIT “A” IN LOS ANGELES SUPERIOR COURT CASE NO. B-25296, A CERTIFIED COPY OF WHICH IS RECORDED IN BOOK 6387 AT PAGES 1 ET SEQ. OF DEEDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID LOS ANGELES COUNTY, AND ALSO A PORTION OF CAMFIELD AVENUE VACATED BY ORDER OF THE BOARD OF SUPERVISORS DATED AUGUST 26, 1947 AND RECORDED AS DOCUMENT NO. 1753 ON OCTOBER 6, 1947 IN BOOK 25305 PAGE 311 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER, ALL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE CENTER LINE OF EASTERN AVENUE (FORMERLY INDUSTRIAL AVENUE) 100 FEET IN WIDTH, WITH THE CENTER LINE OF HARBOR STREET, 60 FEET IN WIDTH, BOTH AS SHOWN ON MAP OF TRACT NO. 8863, RECORDED IN BOOK 145 AT PAGE 59 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER;

THENCE SOUTH 7°33’ WEST 358.55 FEET ALONG THE CENTER LINE OF EASTERLY AVENUE, AS SHOWN ON AFOREMENTIONED MAP OF TRACT NO. 8863 AND AS DESCRIBED IN THE DEED RECORD IN BOOK 9700 AT PAGE 106 OF SAID OFFICIAL RECORDS;

THENCE SOUTH 82°27’ EAST AT RIGHT ANGLES 50 FEET TO A POINT IN THE EAST LINE OF SAID EASTERN AVENUE, LAST STAND POINT BEING THE TRUE POINT OF BEGINNING FOR THIS DESCRIPTION;

THENCE FROM SAID TRUE POINT OF BEGINNING SOUTH 82°27’ EAST 475 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 273.27 FEET;

THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE 387.30 FEET THROUGH A CENTRAL ANGLE OF 81°12’20”;

THENCE TANGENT TO SAID CURVE SOUTH 1°14’40” EAST 58.52 FEET TO A POINT IN THE WESTERLY LINE OF THAT CERTAIN 34 FOOT WIDE STRIP OF LAND DESCRIBED AS PARCEL NO. 7 IN THE DEED TO THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY, RECORDED AUGUST 6, 1948 AS DOCUMENT NO. 2263 IN BOOK 27926, PAGE 315 OF SAID OFFICIAL RECORDS;

THENCE ALONG SAID WESTERLY LINE SOUTH 7°33’10” WEST 152.23 FEET TO THE NORTHERLY LINE OF THAT CERTAIN STRIP LAND CONVEYED TO THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY AND DESCRIBED AS PARCEL NO. 6 IN SAID DEED RECORDED IN BOOK 27926 PAGE 315 OF SAID OFFICIAL RECORDS;

THENCE ALONG SAID NORTHERLY LINE 67°42’15” WEST 779.67 FEET TO SAID EASTERLY LINE OF EASTERN AVENUE;

THENCE NORTH 7°33’ EAST THEREON 243.09 FEET TO THE TRUE POINT OF BEGINNING.

EXCEPT ALL OIL, GAS AND OTHER PETROLEUM OR MINERAL SUBSTANCES IN SAID LAND, BUT WITHOUT RIGHT OF SURFACE ENTRY, AS RESERVED IN THE DEED FROM CHANSLOR-CANFIELD MIDWAY OIL COMPANY, RECORDED IN BOOK 20565, PAGE 1, OFFICIAL RECORDS, AND AS GRANTED TO CHANSLOR-CANFIELD MIDWAY OIL COMPANY BY DEED RECORDED ON DECEMBER 9, 1949 AS INSTRUMENT NO.2977, IN BOOK 31690 PAGE 300, OFFICIAL RECORDS.

PARCEL 2:

AN IRREGULAR SHAPED PARCEL OF LAND IN THE CITY OF COMMERCE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, BEING PORTIONS OF THE RIGHT OF WAY OF THE ATCHISON, TOPEKA AND SANTA FE RAILROAD COMPANY, AS SAID RIGHT OF WAY IS DESCRIBED AS PARCEL 6 AND 7 IN DEED TO SAID RAILWAY COMPANY, RECORDED AUGUST 8, 1948, IN BOOK 27926, PAGE 315, OFFICIAL RECORDS OF SAID COUNTY, IN LOT 63 OF THE RANCHO LAGUNA, SO-CALLED, IN THE RANCHO SAN ANTONIO, AS SAID LOT IS SHOWN ON MAP MARKED EXHIBIT “A” IN CASE NO. B-25296 OF THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, IN AND FOR THE COUNTY OF LOS ANGELES, A CERTIFIED COPY OF SAID MAP BEING RECORDED IN BOOK 6387 PAGE 1, ET SEQ., OF DEEDS, RECORDS OF SAID COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF SAID PARCEL 6, SAID NORTHERLY LINE BEING A LINE THAT IS PARALLEL WITH AND DISTANT NORTHERLY 440.00 FEET MEASURED AT RIGHT ANGLES FROM THE NORTHERLY LINE OF JILLSON STREET (60 FEET WIDE) SAID POINT BEING DISTANT SOUTH 67°42’15” EAST (BEARING ASSUMED FOR PURPOSE OF THIS DESCRIPTION) ALONG SAID NORTHERLY LINE 485.32 FEET FROM THE EASTERLY LINE OF EASTERN AVENUE (100 FEET WIDE);

THENCE SOUTH 67°42’15” EAST ALONG SAID NORTHERLY LINE 294.44 FEET TO A POINT IN THE WESTERLY LINE SAID OF PARCEL 7;

THENCE 07°33’10” EAST ALONG SAID WESTERLY LINE 152.23 FEET;

THENCE SOUTH 01°14’40” EAST 59.91 FEET;

THENCE SOUTHERLY ALONG THE ARC OF A CURVE THAT IS TANGENT TO THE PRECEDING COURSE, CONCAVE WESTERLY AND HAVING RADIUS OF 411.12 FEET THROUGH A CENTRAL ANGLE OF 8°47’50” A DISTANCE OF 63.14 FEET TO A POINT IN A LINE THAT IS PARALLEL WITH AND DISTANT WESTERLY 20.00 FEET MEASURED AT RIGHT ANGLES FROM THE EASTERLY LINES OF SAID PARCELS 6 AND 7;

THENCE SOUTH 07°33’10” WEST ALONG LAST SAID PARALLEL LINE, TANGENT TO THE PRECEEDING CURVE, 215.90 FEET;

THENCE NORTH 82°26’50” WEST 17.16 FEET TO A POINT IN THE ARC OF A CURVE THAT IS CONCENTRIC WITH AND DISTANT NORTHEASTERLY 34.00 FEET MEASURED RADIALLY FROM THE SOUTHWESTLY LINE OF SAID PARCEL 6;

THENCE NORTHERLY AND NORHTWESTERLY ALONG SAID CONCENTRIC CURVE FROM WHENCE A TANGENT BEARS NORTH 11°36’17” WEST; CONCAVE SOUTHWESTERLY AND HAVING A RADIUS OF 408.02 FEET THROUGH A CENTRAL ANGLE OF 56°05’58” A DISTANT OF 399.50 FET TO THE POINT OF BEGINNING.

EXCEPT ALL OIL, GAS AND OTHER PETROLEUM OR MINERAL SUBSTANCES CONTAINED IN THE LAND HEREBY CONVEYED; PROVIDED, THAT NEITHER THE GRANTOR NOR ANY OF ITS SUCCESSORS AND/OR ASSIGNS, SHALL HAVE THE RIGHT TO GO UPON OR USE THE SURFACE OF ANY SAID LAND FOR THE PURPOSE OF EXTRACTING OR REMOVING SUCH PETROLEUM OR OTHER MINERALS, OR FOR ANY PURPOSE IN CONNECTION THEREWITH; BUT NOTHING IN THIS RESTRICTION SHALL BE DEEMED TO DEPRIVE THE GRANTOR, ITS SUCCESSORS AND/OR ASSIGNS, OR LESSEES, OF THE RIGHT TO EXTRACT OR REMOVE ANY SUCH SUBSTANCES BY MEANS OF ANY OPERATION CONDUCTED WHOLLY FROM SURFACE LOCATIONS ON OTHER LAND, OR FROM SURFACE LOCATIONS ON SUCH PORTIONS OF THE LAND HEREBY CONVEYED AS MAY HEREAFTER BE RE-ACQUIRED AS RESERVED BY CHANSLOR, CANFIELD MIDWAY OIL COMPANY, A CORPORATION, IN DEED RECORDED DECEMBER 24, 1943 IN BOOK 20565, PAGE 1, OFFICIAL RECORDS.

ALSO EXCEPTING ALL MINERALS CONTAINED IN THE ABOVE DESCRIBED LAND, INCLUDING WITHOUT LIMITING THE GENERALITY THEREOF, OIL, GAS AND OTHER HYDROCARBON SUBSTANCES, AS WELL AS METALLIC OR OTHER SOLID MATERIALS, PROVIDED THAT SANTA FE SHALL NOT HAVE THE RIGHT TO GO UPON OR USE THE SURFACE OF SAID LAND, OR ANY PART THEREOF, FOR THE PURPOSE OF DRILLING FOR, MINING OR OTHERWISE REMOVING, ANY SAID MINERALS. SANTA FE MAY, HOWEVER, AND HEREBY RESERVES THE RIGHT TO, REMOVE ANY OF SAID MINERALS FROM SAID LAND BY MEANS OF WELLS, SHAFTS, TUNNELS OR OTHER MEANS OF ACCESS TO SAID MINERALS WHICH MAY BE CONSTRUCTED, DRILLED OR DUG FROM OTHER LAND, PROVIDED THAT THE EXERCISE OF SUCH RIGHTS BY SANTA FE SHALL IN NO WAY INTERFERE WITH OR IMPAIR THE USE OF THE SURFACE OF THE LAND HEREBY CONVEYED OR OF ANY IMPROVEMENTS THEREON, AS RESERVED BY THE ATCHISON, TOPEKA AND SANTA FE RAILROAD COMPANY IN DEED RECORDED MARCH 10, 1965.

PARCEL 3:

AN EASEMENT FOR THE CONSTRUCTION, MAINTENANCE, OPERATION, INSPECTION, REPAIR AND RECONSTRUCTION OF A DRAIN PIPELINE(S) (HEREINAFTER CALLED “PIPE LINE”) THROUGH, UNDER AND ACROSS A STRIP OF LAND 10 FEET IN WIDTH BY APPROXIMATELY 20 FEET IN AVERAGE LENGTH, IN THE CITY OF COMMERCE, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, BEING PORTIONS OF THE RIGHT OF WAY OF THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY AS SAID RIGHT OF WAY IS DESCRIBED AS PARCEL 6 AND 7 IN DEED TO SAID RAILWAY COMPANY RECORDED AUGUST 8, 1948 IN BOOK 27926, PAGE 315, OFFICIAL RECORDS OF SAID COUNTY, IN LOT 63 OF THE RANCHO LAGUNA, SO-CALLED, IN THE RANCHO SAN ANTONIO, IN SAID LOT IS SHOWN ON A MAP MARKED EXHIBIT “A” IN CASE NO. B-25296 OF THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, IN AND FOR THE COUNTY OF LOS ANGELES, A CERTIFIED COPY OF SAID MAP BEING RECORDED IN BOOK 6387 OF DEEDS, PAGE 1 ET SEQ., RECORDS OF SAID COUNTY, WHICH LIES BETWEEN LINES THAT ARE PARALLEL WITH AND DISTANT 5.00 FEET MEASURED AT RIGHT ANGLES FROM AND ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTER LINE;

COMMENCING AT THE NORTHEASTERLY CORNER OF SAID PARCEL 6, SAID CORNER BEING THE INTERSECTION OF THE WESTERLY LINE OF THAT CERTAIN 20 FOOT WIDE STRIP OF LAND DESCRIBED IN EASEMENT FOR STORM DRAIN RECORDED IN BOOK 7839 PAGE 237, OFFICIAL RECORDS OF SAID COUNTY WITH A LINE THAT IS PARALLEL WITH AND DISTANT NORTHERLY 440.00 FEET MEASURED AT RIGHT ANGLES FROM THE NORTHERLY LINE OF JILLSON STREET (60 FEET WIDE);

THENCE NORTH 67°42’15” WEST (BEARING ASSUMED FOR PURPOSE OF THIS DESCRIPTION) ALONG THE NORTHERLY LINE OF SAID PARCEL 6 A DISTANCE OF 20.68 FEET TO A POINT IN A LINE THAT IS PARALLEL WITH AND DISTANT WESTERLY 20.00 FEET MEASURED AT RIGHT ANGLES FROM THE EASTERLY LINES OF SAID PARCELS 6 AND 7, LAST SAID PARALLEL LINE ALSO BEING THE EASTERLY LINE OF THAT CERTAIN 0.425 AN ACRE PARCEL OF LAND AS DESCRIBED IN DEED DATED JAUARY 20, 1965, FORM THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY TO WARNER LAMBERT PHARMACEUTICAL COMPANY;

THENCE SOUTH 07°33’10” WEST ALONG LAST SAID PARALLEL LINE 2.00 FEET TO THE TRUE POINT OF BEGINNING FOR THE CENTER LINE HEREIN DESCRIBED;

THENCE SOUTH 82°26’50” EAST 20.00 FEET TO A POINT OF ENDING IN THE EASTERLY LINE OF SAID PARCEL 7.

THE SIDE LINES OF SAID STRIP ARE TO ORIGINATE IN THE EASTERLY LINE OF SAID 0.425 OF AN ACRE PARCEL AND ARE TO TERMINATE IN THE EASTERLY LINE OF SAID PARCELS 6 AND 7.

EXHIBIT “C”

Market Rent

1.     Market Rental Value Adjustment

a.            On January 1, 2014, the Gross Monthly Rent shall be adjusted to the Market Rental Value (“MRV”) of the Premises as follows:

i.         Four months prior to the Market Rental Value Adjustment Date described above, the parties shall attempt to agree upon what the new MRV will be on the adjustment date.  If agreement cannot be reached within thirty (30) days then:

1.            Landlord and Tenant shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within three (3) days following the expiration of the thirty (30) day period.  Any costs associated with the mutually acceptable appraiser or broker will be split equally between the Parties.

2.            If the parties cannot agree on an appraiser, then Landlord and Tenant shall each select an appraiser and/or broker (“Consultant”) of their choice to act as an arbitrator within fifteen (15) days.  The two Consultants so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

a.            The three (3) Consultants shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is.  The decision of a majority of the Consultants shall be binding on the parties.

b.            If either of the Parties fails to appoint a Consultant within the specified period, the Consultant timely appointed by one of the parties shall reach a decision on his or her own and said decision shall be binding on the parties.

c.            Any costs associated with the mutually acceptable appraiser or broker will be split equally between the Parties.

b.            Upon establishment of the new MRV, the new MRV will become the new “Gross Monthly Rent” for purposes of calculating any further adjustments.